DYCOM INDUSTRIES, INC.
           4440 PGA Boulevard / Palm Beach Gardens, Florida 33410-6542
            First Union Center / Suite 500 / Telephone (561) 627-7171

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE            Contact:  Thomas R. Pledger, Executive Chairman
                                           Steven Nielsen, President and CEO
                                           (561) 627-7171

Palm Beach Gardens, Florida      March 8, 2000


              DYCOM INDUSTRIES, INC. COMPLETES THE ACQUISITION OF
                            NIELS FUGAL SONS COMPANY


PALM BEACH GARDENS, Florida, March 8 -- Dycom Industries, Inc. (NYSE Symbol: DY) announced today that pursuant to a merger agreement previously announced on February 15, 2000, Niels Fugal Sons Company has become a wholly owned subsidiary of Dycom. Niels Fugal Sons Company, based in Pleasant Grove, Utah, provides telecommunications maintenance and construction services throughout the western United States. Upon consummation of the transaction, the stockholders of Niels Fugal Sons Company received an aggregate of 2,726,210 shares of common stock of Dycom. The transaction will be accounted for as a pooling of interests.

Dycom is a leading provider of engineering, construction, and maintenance services to telecommunications providers throughout the United States. Additionally, the Company provides similar services related to the installation of integrated voice, data, and video local and wide area networks within office buildings and similar structures. Dycom also provides underground utility locating and mapping and electric utility construction services.

Dycom has scheduled a conference call for Friday, March 10, 2000, at 9:00 a.m.
(EST). To participate in the conference call, dial 1-800-450-0788 ten minutes before the conference call begins and ask for the "Dycom Acquisition" conference call.